Exhibit 10.2
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Consulting Agreement”), effective as of January 23, 2024, is entered into by BeiGene, Ltd., a Cayman Islands exempted company (the “Company”), and Thomas Malley (the “Consultant”).
WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company on a consulting basis; and
WHEREAS, the Consultant is in the business of providing such services and has agreed to provide such services pursuant to the terms and conditions set forth in this Consulting Agreement.
NOW, THEREFORE in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:
1.Services to Be Performed. During the period starting on January 23, 2024 and ending on June 30, 2024, unless terminated earlier in accordance with the provisions of Section 4 below (the “Consulting Period”), the Consultant agrees to perform consulting and advisory services as may be reasonably requested by the Company from time to time, including but not limited to (i) providing strategic and corporate governance advice, and (ii) helping to facilitate the Company’s relationship with the investment community (collectively, the “Services”). Consultant hereby agrees to devote his best efforts in the performance of the Services, including by making himself available to render the Services at such times and locations as the Consultant and the Company may mutually agree. The Consultant agrees to keep the Company updated, promptly upon the Company’s request, of any progress, problems, and/or development of which the Consultant is aware regarding the Services. The Company shall have the right to require such updates in writing from the Consultant. The Consultant is responsible for providing the necessary equipment, tools, materials and supplies to perform the Services.
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2.Independent Contractor Status. It is the express intention of the parties to this Consulting Agreement that the Consultant is an independent contractor and not an employee, agent, joint venturer or partner of the Company for any purposes whatsoever. The Consultant shall not be entitled to any benefits that the Company may make available to employees from time to time. The Consultant shall be solely responsible for all appropriate and/or necessary income taxes, withholding taxes, payroll contributions, unemployment insurance and social security taxes and for maintaining adequate workers’ compensation insurance coverage for himself. Consultant shall assume and accept all responsibilities that are imposed on independent contractors by any statute, regulation, rule of law, or otherwise. Consultant is not the agent of Company and is not authorized and shall not have the power or authority to bind Company or incur any liability or obligation. While Company is entitled to provide Consultant with general guidance to assist Consultant in completing the scope of work to Company’s satisfaction, Consultant is ultimately responsible for directing and controlling the performance of the task and the scope of work, in accordance with the terms and conditions of this Agreement. Consultant shall use its best efforts, energy and skill in its own name and in such manner as it sees fit. The Consultant retains the right to contract with other companies or entities for his services; provided, however, that such other engagements must not interfere with the Consultant’s performance of the Services or violate the provision of the Confidentiality, Non-Solicitation and Assignment of Inventions Agreement by and between Consultant and the Company. Likewise, the Company retains a reciprocal right to contract with other companies and/or individuals for consulting services without restriction.
3.Compensation.
(a)In exchange for the full, prompt, and satisfactory performance of all Services to be rendered to the Company hereunder during the Consulting Period, the Company shall provide the Consultant the following compensation: (i) notwithstanding the terms of the BeiGene, Ltd. 2016 Share Option and Equity Incentive Plan and terms of the award agreement(s) thereunder, the share options granted by the Company to the Consultant on June 15, 2023 as a member of the Board of Directors of the Company shall continue to vest according to the original vesting schedule throughout the Consulting Period, and (ii) notwithstanding the terms of the BeiGene, Ltd. 2011 Option Plan and award agreement(s) thereunder, the exercise period of the vested options granted by the Company to the Consultant on January 25, 2016 as a member of the Board of Directors of the Company shall be extended to six months after January 22, 2024. Except as set forth above, all other unvested equity grants held by the Consultant that are not vested as of January 22, 2024 shall terminate immediately as of such date in accordance with the terms of the applicable equity plans. Consultant agrees that this will fully compensation him for all Consulting Services.
(b)The Company will reimburse the Consultant for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of the Services hereunder; provided that the Consultant promptly provides and maintains a detailed expense account and receipts for such expenses. Additionally, any expenses in excess of $1,000 (aggregate per month) will need to be approved by the Company in writing prior to such cost being incurred.
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4.Termination.
(a)The Company may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform his obligations under this Consulting Agreement, terminate the Consultation Period immediately upon thirty (30) days prior written notice to the Consultant. In the event of termination, the Consultant shall, upon request, perform such work as may be requested to transfer work in process to the Company or to a party designated by the Company.
(b)In the event of termination, the Consultant shall be entitled to payment for Services performed and/or expenses paid or incurred prior to the effective date of termination. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against the Company.
(c)The Consultant expressly acknowledges that any termination of this Agreement will neither release nor discharge the Consultant from his obligations as specified in Sections 5, 7, 8 and 11 of this Agreement and his obligations under the attached Confidentiality, Non-Solicitation and Assignment of Inventions Agreement.
5.Restrictive Covenants. As a condition of his engagement with the Company, the Consultant shall be required to execute, and hereby agrees to execute, the attached Confidentiality, Non-Solicitation and Assignment of Inventions Agreement (the “NDA”), which is attached hereto as Exhibit A.
6.Other Agreements. The Consultant represents that his performance of all the terms of this Consulting Agreement and the performance of his duties as a consultant of the Company do not and will not breach any agreement with any third party to which the Consultant is a party (including without limitation any nondisclosure or non-competition agreement), and that the Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others, except for any confidential or proprietary information or material belonging to the Company which the Consultant used or accessed during his employment for the Company.
7.Return of Company Property. Upon termination of this Consulting Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) in his possession, custody or control relating in any way to the business or prospective business of the Company.
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8.Cooperation. The Consultant shall use his best efforts in the performance of his obligations under this Consulting Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.
9.Non-Assignability of Contract by Consultant. This Consulting Agreement is personal to the Consultant and he shall not have the right to assign any of his rights or delegate any of his duties without the express written consent of the Company; provided, that in the event that the Consultant establishes a partnership, corporation or other entity, one purpose of which is to provide the Consulting Services, the consultant may assign this Consulting Agreement to such partnership, corporation or other business entity with the advance written consent of the Company. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by the Consultant.
10.Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns, including any corporation with which, or into which, the Company may be merged, or which may succeed to the Company’s assets or business. Accordingly, this Agreement may be assigned by the Company to a person or entity which is an affiliate of the Company or a successor in interest to substantially all of the business operations of the Company.
11.Complete Agreement. This Consulting Agreement contains the entire understanding between the parties and supersedes, replaces and takes precedence over any prior understanding or oral or written agreement between the parties respecting the subject matter of this Consulting Agreement. There are no representations, agreements, arrangements, nor understandings, oral or written, between the parties relating to the subject matter of this Consulting Agreement that are not fully expressed herein.
12.Severability. In the event any provision of this Consulting Agreement shall be held invalid, the same shall not invalidate or otherwise affect in any respect any other term or terms of this Consulting Agreement, which term or terms shall remain in full force and effect.
13.Non-Waiver. No delay or omission by the Company in exercising any right under this Consulting Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
14.Amendment. This Consulting Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.
15.Counterparts. This Consulting Agreement may be executed in two (2) signed counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
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16.Defend Trade Secrets Act of 2016; Other Notices. It is understood that pursuant to the federal Defend Trade Secrets Act of 2016, the Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. It is further understood that nothing contained in this Consulting Agreement limits the Consultant’s ability to (1) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (2) share compensation information concerning the Consultant or others, except that this does not permit the Consultant to disclose compensation information concerning others that the Consultant obtains because his responsibilities require or allow access to such information.
17.Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof. The parties hereby consent to the jurisdiction of any state or federal court in the State of Delaware. Accordingly, with respect to any such court action, the Employee hereby (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year set forth above.

BEIGENE, LTD.

By: /s/ JOHN V. OYLER	Date: January 23, 2024
Name: John V. Oyler
Title: Chairman & CEO

THOMAS MALLEY
/s/ THOMAS MALLEY	Date: January 23, 2024
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EXHIBIT A
CONFIDENTIALITY, NON-SOLICITATION AND
ASSIGNMENT OF INVENTIONS AGREEMENT

BEIGENE, LTD.
Effective as of January 23, 2024
Thomas Malley
Dear Mr. Malley:
This letter is to confirm our understanding with respect to (i) your agreement to protect and preserve information and property which is confidential and proprietary to BeiGene, Ltd. or any present or future parent, subsidiary or affiliate thereof (collectively, the “Company”), (ii) certain restrictions on competition and solicitation of employees or consultants of the Company, and (iii) your agreement with respect to the ownership of inventions, ideas, copyrights and patents which may be used in the business of the Company (the terms and conditions agreed to in this letter are hereinafter referred to as the “Agreement”).
In consideration of and as a condition of the compensation and other benefits of my engagement by the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:
1.Certain Acknowledgements and Agreements.
(i)We have discussed, and you recognize and acknowledge the competitive and proprietary aspects of the business of the Company.
(ii)You understand and acknowledge that the Company will be engaged in the research, development, manufacture, licensing or use of potential drugs directed against specific targets (such as genes, proteins, enzymes or other biological molecules) selected by the Company (“Company Targets”), including without limitation chemistry, pre-clinical studies, bio-marker discovery and clinical studies. You acknowledge that the Company will be free to select Company Targets in its sole discretion, and that the business of the Company may change over the course of your engagement and that this Agreement shall remain in full force and effect and shall apply to the Company’s business and Company Targets as they exist at any time during your engagement.

(iii)You further acknowledge that, during the course of your performing services for the Company, the Company will furnish, disclose or make available to you Confidential Information (as defined below) related to the Company’s business. You also acknowledge that such Confidential Information have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such Confidential Information could be used by you to compete with the Company. You also acknowledge that if you become employed or affiliated with any competitor of the Company in violation of your obligations in this Agreement, it is inevitable that you would disclose the Confidential Information to such competitor and would use such Confidential Information, knowingly or unknowingly, on behalf of such competitor. Further, in the course of your engagement, you will be introduced to customers and others with important relationships to the Company. You acknowledge that any and all “goodwill” created through such introductions belongs exclusively to the Company, including, without limitation, any goodwill created as a result of direct or indirect contacts or relationships between you and any customers of the Company.
(iv)For purposes of this Agreement, “Confidential Information” means non-public, confidential and proprietary information of the Company that the Company takes reasonable efforts to maintain as confidential, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, or any scientific, technical or trade secrets of the Company or of any third party provided to you or the Company under a condition of confidentiality, provided that Confidential Information will not include information that is in the public domain other than through any fault or act by you. The term “trade secrets,” as used in this Agreement, will be given its broadest possible interpretation and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records or any secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents, which is non-public and the Company takes reasonable efforts to maintain as confidential.

2.Non-Competition. During the Consulting Period (as defined in the Consulting Agreement by and between you and the Company), you shall not, without the prior written consent of the Company, for yourself or on behalf of any other, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business anywhere in the world that is engaged in the research, development, manufacture, licensing or use of potential drugs directed against any Company Target, or in any other business in which you have any direct operating or scientific responsibility relating to the research, development, manufacture, licensing or use of potential drugs directed against any Company Target, except that nothing contained herein shall preclude you from: (a) purchasing or owning stock in any such competitive business if your holdings do not exceed three percent (3%) of the issued and outstanding capital stock of such business, or (b) serving on the Board of Directors of a publicly traded company.
3.Non-Solicitation. During the Consulting Period (as defined in the Consulting Agreement by and between you and the Company), you will not, without the prior written consent of the Company:
(i)Either individually or on behalf of or through any third party, directly or indirectly, (A) solicit, entice or persuade or attempt to solicit, entice or persuade any employee of or consultant to the Company to leave the services of the Company or any parent, subsidiary or affiliate of the Company for any reason, or (B) employ, cause to be employed, or solicit the employment of any employee of or consultant to the Company while any such person is providing services to the Company or within six months after any such person ceases providing services to the Company; or
(ii)Either individually or on behalf of or through any third party, directly or indirectly, interfere, with or attempt to interfere with, the relations between any employee of, or consultant to, the Company or any parent, subsidiary or affiliate the Company.
4.Reasonableness of Restrictions. You further recognize and acknowledge that (i) the types of employment and activities which are prohibited by Section 2 and Section 3 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers and (ii) the specific but broad geographical scope of the provisions of Section 2 is reasonable, legitimate and fair to you in light of the global nature of research and development activities for the development of drugs and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

5.Protected Information. You will at all times, both during the period while you are performing services for the Company and after the termination of your provision of services to the Company for any reason or for no reason, maintain in confidence and will not, without the prior written consent of the Company, use, except in the course of performance of your duties for the Company or by court order, disclose or give to others any Confidential Information. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive Confidential Information, in regard to any Confidential Information, or concerning any fact or circumstance relating thereto, you will promptly notify the Company. Upon the termination of your provision of services to the Company for any reason or for no reason, or if the Company otherwise requests, (i) you will return to the Company all tangible Confidential Information and copies thereof (regardless how such Confidential Information or copies are maintained) and (ii) you will deliver to the Company any property of the Company which may be in your possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same. The terms of this Section 5 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that you may have relating to the protection of the Company’s Confidential Information. The terms of this Section 5 will survive indefinitely any termination of your provision of services to the Company for any reason or for no reason.
6.Ownership of Ideas, Copyrights and Patents.
(a)Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, laboratory notebooks and formulae (collectively the “Inventions”) which may be used or useful in the business of the Company, whether patentable, copyrightable or not, which you may conceive, reduce to practice or develop during the period while you are performing services for the Company and for one (1) year thereafter, alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company’s premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company or otherwise, will be the sole and exclusive property of the Company, and that you will not publish any of the Inventions without the prior written consent of the Company or its designee. Without limiting the foregoing, you also acknowledge that all original works of authorship which are made by you (solely or jointly with others) within the scope of your engagement or which relate to the business of the Company or a Company affiliate and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). You hereby assign to the Company or its designee all of your right, title and interest in and to all of the foregoing. You further represent that, to the best of your knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation.

(b)Cooperation. At any time during or after the period during which you are performing services for the Company, you will fully cooperate with the Company and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company will bear the expense of such proceedings, and that any patent or other legal right so issued to you personally will be assigned by you to the Company or its designee without charge by you.
(c)Licensing and Use of Innovations. With respect to any Inventions, and work of any similar nature (from any source), whenever created, which you have not prepared or originated in the performance of your engagement, but which you provide to the Company or incorporate in any Company product or system, you hereby grant to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. You will not include in any Inventions you deliver to the Company or use on its behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by you or others unless you provide the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.
(d)Prior Inventions. Listed on Exhibit 4(d) to this Agreement are any and all Inventions in which you claim or intend to claim any right, title and interest (collectively, “Prior Inventions”), including, without limitation, patent, copyright and trademark interests, which to the best of your knowledge will be or may be delivered to the Company in the course of your engagement, or incorporated into any Company product or system. You acknowledge that your obligation to disclose such information is ongoing during the period that you provide services to the Company.
(e)Prior Obligations. The Company acknowledges that you have prior and ongoing obligations to the National Institute for Biological Sciences (“NIBS”). Nothing in the Agreement shall conflict with, or is intended to conflict with, your obligations to NIBS. To the extent that you believe your provisions of services to the Company creates a conflict with your obligations to NIBS, you agree to notify the Company and the parties will work in good faith toward a resolution of the conflict.
7.Disclosure to Future Employers. You agree that during the Consulting Period you will provide, and that the Company, in its discretion, may similarly provide, a copy of the covenants contained in Sections 2, 3, 5 and 6 of this Agreement to any business or enterprise which you may directly or indirectly own, manage, operate, finance, join, control or in which you may participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

8.No Conflicting Agreements. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement and you will indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.
9.Name & Likeness Rights. You hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, your name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed (including, but not limited to, film, video and digital or other electronic media), both during and after your engagement, for whatever purposes the Company deems necessary.
10.General.
(a)Notices. All notices, requests, consents and other communications hereunder will be in writing, will be addressed to the receiving party’s address set forth above or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered mail, on the fifth business day following the day such mailing is made.
(b)Entire Agreement. This Agreement and the Consulting Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
(c)Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.
(d)Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

(e)Assignment. The Company may assign its rights and obligations hereunder in connection with a merger or consolidation or to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which you are principally involved. You may not assign your rights and obligations under this Agreement without the prior written consent of the Company and any such attempted assignment by you without the prior written consent of the Company will be void.
(f)Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and you, and no person or entity other than the Company will be regarded as a third-party beneficiary of this Agreement.
(g)Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the State of Delaware, U.S., without giving effect to the conflict of law principles thereof.
(h)Jurisdiction, Venue and Service of Process. Any legal action or proceeding with respect to this Agreement will be brought in the courts of Federal or State courts in the State of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.
(i)WAIVER OF JURY TRIAL. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND YOU WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.
(j)Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the court making such determination will have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form such provision will then be enforceable and will be enforced.
(k)Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(l)Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 2, 3, 5 or 6 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy that may be available to the Company, the Company will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 2, 3, 5 or 6 of this Agreement.
(m)No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
(n)Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
(o)Opportunity to Review. You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that you have had the opportunity to consult with counsel of your own choosing regarding such terms. You further acknowledge that you fully understand the terms of this Agreement and have voluntarily executed this Agreement.
(p)Survival of Acknowledgements and Agreements. Your acknowledgements and agreements set forth in this Agreement will survive the termination of your provision of services to the Company for any reason or for no reason.
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If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

BEIGENE, LTD.

By: /s/ JOHN V. OYLER
Name: John V. Oyler
Title: Chairman & CEO

Accepted and Approved:

/s/ THOMAS MALLEY	January 23, 2024
Print Name: Thomas Malley	Date
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